UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 26, 2019

ImmunoGen, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	0-17999	04-2726691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

830 Winter Street, Waltham, MA 02451

(Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: (781) 895-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $.01 par value	IMGN	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.05 – COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

On June 26, 2019, the Board of Directors of ImmunoGen, Inc. (also referred to as “we,” “our”, “us”, or “ImmunoGen”) approved a plan to restructure our business to focus our resources on continued development of mirvetuximab soravtansine and a select portfolio of three earlier-stage product candidates, resulting in a reduction of our workforce by approximately 220 positions, with a majority of these employees separating from the business by mid-July 2019 and the remaining affected employees transitioning over varying periods of time of up to 12 months.  Communication of the plan to the affected employees will be substantially completed on June 27, 2019.

As a result of the workforce reduction, we estimate we will record a one-time charge totaling approximately $16.4 million related to termination benefits and other related charges.  This charge is expected to be recorded in the quarter ending June 30, 2019, and the related cash payments will be substantially paid out by June 30, 2020. In addition, an anticipated charge of $3.7 million is expected to be incurred for retention benefits in the same time period.

In addition to the termination benefits and other related charges, we will seek to sub-lease the majority of the laboratory and office space at 830 Winter Street in Waltham, Massachusetts and dispose of excess equipment. Since the financial impact of  these efforts is dependent on the length of time it takes to find a tenant and the terms of the sub-lease and equipment sales, we currently cannot estimate the loss we will incur.  As permitted by Item 2.05 of Form 8-K, we will file an amendment to this Report under Item 2.05 within four business days after we determine an estimate or range of estimates.

Additional information related to the restructuring plan is contained in a press release issued by ImmunoGen on June 27, 2019, filed as Exhibit 99.1 to this current report on Form 8-K and incorporated herein by reference.

ITEM 5.02 – DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(a)  Not applicable.

(b)  In connection with the restructuring plan described above, Dr. Richard J. Gregory, Executive Vice President and Chief Scientific Officer, Dr. Blaine H. McKee, Executive Vice President and Chief Business Officer, and Mr. Craig Barrows, Executive Vice President, General Counsel and Secretary, will be leaving ImmunoGen on August 30, 2019, December 31, 2019, and February 28, 2020, respectively. Following their respective separation dates, each of the foregoing executive officers will be entitled to benefits under our Severance Pay Plan for Vice Presidents and Higher, as follows:

•	salary continuation for 12 months;
•

payment of the executive’s annual cash bonus for 2019, determined in accordance with our annual bonus program, if, as, and when bonuses are paid to our similarly situated active employees as of the date such bonuses are paid, pro-rated as applicable to reflect the actual number of days the executive was employed during 2019;

•

if the executive elects to continue medical coverage in accordance with COBRA, a subsidy of the executive’s COBRA premium at the same percentage as the premium subsidy provided to other similarly situated active employees for the duration of the salary continuation period; and

•	payment of outplacement services lasting not less than six months.

Payment of the above-described benefits is subject in each case to the executive relating all of his  claims against ImmunoGen other than claims that arise from our obligations under the plan.

(c) – (f)  Not applicable.

This current report on Form 8-K includes forward-looking statements based on our management’s current expectations. For these statements, we claim the protection of the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. It should be noted that there are risks and uncertainties related to the development of novel anticancer products, including risks and uncertainties related to the execution of the restructuring of our operations, including, without limitation, unanticipated delays and costs in implementing the workforce reduction and subleasing activities, our ability to control future spending to enable us to fund our remaining operations through the release of top-line results from the next mirvetuximab Phase 3 study, as well as the risks and uncertainties inherent in our development programs, including clinical studies and regulatory processes, their timing and results. A review of these risks can be found in our annual report on Form 10-K for the year ended December 31, 2018 and other reports filed with the Securities and Exchange Commission.

Item 9.01     Financial Statements and Exhibits.

(d): The following exhibit is being furnished herewith:

Exhibit No.	Exhibit

99.1	Press Release of Immunogen dated June 27, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImmunoGen, Inc.
(Registrant)

Date: June 27, 2019	/s/ Mark J. Enyedy

Mark J. Enyedy
President and Chief Executive Officer